Nasdaq: TIVC A diversified therapeutics company ® ir@tivichealth.com – March 2025 – Jennifer Ernst, CEO, Tivic Health

Tivic Transformation 2024 to 2025 Company transformation culminating: from single-product to a diversified therapeutics company - Start of 2024: one product in market, limited pipeline - Today: Growing pipeline of device and drug candidates that regulate autonomic and immune systems Commercial, FDA-approved product in market - Over-the-counter device relieves sinus congestion, headaches and pain, symptoms of inflammation (immune response) - Selling today through Amazon, Mckesson, Optum Store, Walmart, Target, Best Buy, Cardinal Health, FSA/HSA Store, and TivicHealth.com May 08, 2024: published industry-leading results on non-invasive vagus nerve stimulation - Opportunity to replace surgical implants with non-invasive devices - Potential target applications in neurologic, psychiatric, cardiac and autonomic nervous systems diseases - February 12, 2025: Newly licensed Phase III immunotherapy program (TLR5 agonist) - $140MM previously invested in program - Licensing program includes two molecules, six indications - Supported by numerous animal and human trials, 60+ patents and patents pending - Phase III for acute radiation syndrome; ready for manufacturing validation and scale-up Multiple commercial and clinical catalysts in next 12 months; potential new revenue within 2 years

Looking forward, a reinvented company Complementary modalities create unique therapeutic pipeline Bioelectronic Devices that can reset a hyperactive immune system via neural pathways Biologic Drugs that can stimulate a hypoactive immune system through validated molecular pathways

Discovery Proof of Concept Phase I Phase II Phase III Commercial Bioelectronic ClearUP Sinus Pain and Congestion ncVNS Platform development; potential indications in: Neurologic Cardiac Autonomic Biologic (drug) Entolimod™ Acute Radiation Syndrome Immunosenescence* Lymphocyte Exhaustion* Acute Neutropenia* Vaccine Adjuvant* Entolasta™* Chronic Radiation Syndrome* Chronic Neutropenia* 2nd Gen Lymphocyte Exhaustion* Subject of licensing program with Statera Biopharma, Inc. * Tivic rights subject to exercise of exclusive license options and additional payments Looking forward, a reinvented company Complementary modalities create unique therapeutic pipeline

One commercial product, ClearUP (Trigeminal Nerve Stimulation) Clinically proven to clear congestion, relieve sinus pain 16 patents Peer-reviewed papers Est. $9.1B+ US market opportunity based on consumer research+ ~$200 ASP, Gross margin above 65% since September 2024* 2024 Improvements: Product redesign / relaunch Restructured supply chain Operationalized partnership with Mckesson Marketing optimization in progress + Estimated based on market research conducted by Intellgo Insights, 2000 participants, sponsored by Tivic Health * NON-GAAP net of reserves and adjustments ** Reviews as of May 20, 2025 via Yotpo Review Platform hosted on TivicHealth.com TIVICHEALTH.COM Available through Bioelectronic **

Bioelectronic

Vagus Nerve: High-value Medical Target


Vagus Nerve


Current VNS approaches are surgically implanted


Tivic creating non-invasive VNS option
Concept Illustration

- Vagus nerve regulates autonomic nervous system, neurologic, cardiac and immune functions; engages every major organ

- Current vagus nerve stimulators are primarily surgical implants.

- Tivic has demonstrated medical grade, NON-INVASIVE, VNS
- Clinically meaningful effects on heart rate, brainwaves, autonomic nervous system
- 20-minute treatment produced 2x increase in heart rate variability (2.7x increase in responders) and over 60% decrease in gamma waves
- Clinical optimization study for platform expected to conclude April 2025
- Proprietary market research identified targets in neurologic, cardiac, and autonomic disease

Clinical Testing conducted by

The Institute of Bioelectronic Medicine at

Feinstein Institutes for Medical Research
Northwell Health®

TIVIC

Slide #6

Vagus Nerve Stimulation Market Bioelectronic Dominant Approach: Surgically Implanted VNS Rigorous clinical testing FDA regulated and approved Prescribed for medical indications Adoption limited by surgical requirement Approved for Epilepsy, Depression Clinical stage for Rheumatoid Arthritis, Crohn’s Disease GSK/Verily JV Clinical Stage for Rheumatoid Arthritis Approved for Stroke Rehabilitation Approved for Migraine, Cluster Headache Approved for Opioid Withdrawal Potential targets based on recent VNS data include: Stroke Rehabilitation, PTSD, Cardiovascular Disease, and others DIFFERENTIATION OPPORTUNITIES Disease target, circuitry, form factor, signal optimization, stimulation parameters, electrode placement. Tivic Target: Medical-grade, Non-Invasive VNS Rigorous clinical testing FDA regulated and approved Prescribed for medical indications Broader applicability than surgical implants

TLR5 Program: In-licensing Agreement Entolimod™ and Entolasta™ are biologic drugs engineered to activate the immune system via agonism of the toll-like receptor 5 (TLR5) Entolimod and Entolasta have undergone numerous animal and human trials; ready for validation, manufacturing and FDA submission Over $140MM previously invested in TLR5 program at Statera Biopharma Acute Radiation Syndrome (ARS) first indication results from high-dose, short-term exposure to ionizing radiation which damages tissues and organ systems. The FDA has granted Entolimod Fast Track for ARS The FDA has granted Enolimod Orphan Drug Status for Pediatric ARS Emergency Use designation may allow pre-approval revenue in OUS markets; considered a “stockpile” drug No human trials remaining on Entolimod for ARS. Biologic

TLR5 Program: Additional Indications In addition to ARS, the Statera licensing agreement comprehends multiple additional indications; flexibility to manage investment. Immunosenescence The gradual age-related decline in the immune system’s function. Entolimod has successfully completed a phase 2 randomized controlled trial for age-related immune system dysfunction at the Mayo Clinic. Neutropenia (acute & chronic) A condition characterized by an abnormally low number of neutrophils (white blood cells), which can result from chemotherapy, radiation, bone marrow disorders, and certain autoimmune conditions. Entolimod has been tested on humans and demonstrated utility in healthy patients and cancer patients for treating Neutropenia. Lymphocyte Exhaustion A condition that occurs when immune cells, particularly T cells, become less effective after being exposed to infection, cancer, and/or cancer treatments (e.g., radiation and/or chemotherapy). Tested in similar fashion to Neutropenia. Chronic Radiation Syndrome Condition caused by long-term exposure to low levels of radiation, seen in medical radiation treatments, X-rays, CT scans, nuclear residue, occupational exposure. Vaccine Adjuvant A product given simultaneously added to a vaccine to enhance the immune response and improve its effectiveness. Biologic

Recap Company transformation culminating: from single-product to a diversified therapeutics company - Start of 2024: one product in market, limited pipeline - Today: Growing pipeline of device and drug candidates that regulate autonomic and immune systems Commercial, FDA-approved product in market - Over-the-counter device relieves sinus congestion, headaches and pain, symptoms of inflammation (immune response) - Selling today through Amazon, Mckesson, Optum Store, Walmart, Target, Best Buy, Cardinal Health, FSA/HSA Store, and TivicHealth.com May 08, 2024: published industry-leading results on non-invasive vagus nerve stimulation - Opportunity to replace surgical implants with non-invasive devices - Potential target applications in neurologic, psychiatric, cardiac and autonomic nervous systems diseases - February 12, 2025: Newly licensed Phase III immunotherapy program (TLR5 agonist) - $140MM previously invested in program - Licensing program includes two molecules, six indications - Supported by numerous animal and human trials, 60+ patents and patents pending - Phase III for acute radiation syndrome; ready for manufacturing validation and scale-up Multiple commercial and clinical catalysts in next 12 months; potential new revenue within 2 years

Nasdaq: TIVC A diversified therapeutics company ® ir@tivichealth.com – March 2025 – Jennifer Ernst, CEO, Tivic Health